UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2016

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 15, 2016, Monaker Group, Inc.’s (the “Company’s”, “our” or “we”) the Company’s management in consultation with the Company’s Board of Directors and the Company’s independent auditing firm, LBB & Associates Ltd., LLP (“LBB”), concluded that the Company’s consolidated financial statements for (a) the year ended February 28, 2015, and (b) the quarters ended May 31, 2015, August 31, 2015 and November 30, 2015 (collectively, the “Financial Statements”), as filed in the Company’s Annual Report on Form 10-K for the year ended February 28, 2015, and the Company’s Quarterly Reports on Form 10-Q, for the quarters ended May 31, 2015, August 31, 2015 and November 30, 2015, as filed with the Securities and Exchange Commission (SEC) on June 16, 2016, August 7, 2015, October 16, 2015 and January 19, 2016, respectively, should no longer be relied upon because of errors in such financial statements.

Specifically, such Financial Statements failed to accurately set forth the consequences of the deconsolidation from RealBiz Media Group, Inc. (“RealBiz”), valuation of the investment in RealBiz and to properly reflect amounts due to/from affiliates.

The Company plans to amend its Quarterly Reports on Form 10-Q for the periods ended May 31, 2015, August 31, 2015 and November 30, 2015, subsequent to the date of this report to accurately reflect the related party amounts and other items and to restate its financial statements for the year ended February 28, 2015, in its Form 10-K for the year ended February 29, 2016, which the Company plans to file shortly after the date of this report.

Prior to filing this Form 8-K, our management and the Company’s Board of Directors discussed the matters disclosed in this Current Report on Form 8-K with LBB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: June 17, 2016	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer